UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Pax World Funds Trust II
(Exact name of registrant as specified in its charter)

Massachusetts	See Below

(State of incorporation or organization)	(I.R.S. Employer Identification number)
30 Penhallow Street, Suite 400 Portsmouth, New Hampshire	03801

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

	Name of the Exchange on	I.R.S. Employer
Title of Each Class	Which Each Class is to be	Identification
to be Registered	so Registered	Number
Pax MSCI EAFE ESG Index ETF (formerly, ESG Shares Europe Asia Pacific Sustainability Index ETF)	NYSE Arca, Inc.	26-3974790

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐
Securities Act registration statement file number to which this form relates: 333-156141
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered
A description of the shares of beneficial interest is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 811-22187; 333-156141), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on February 4, 2010. Any form of supplement or amendment to the Registration Statement that was or is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.
Item 2. Exhibits
(a)	Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

(b)	Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Portsmouth and State of New Hampshire on the 21st day of January, 2011.

By:	/s/ Joseph F. Keefe
Joseph F. Keefe
Chief Executive Officer